Exploration & Production Exhibit 99.2 SENECA RESOURCES AREAS CANADA

Pipeline & Storage CANADA

Gathering CANADA

Utility DISTRIBUTION CORPORATION AREA NY PA CANADA

Energy Marketing

Exhibit 99.2

Exploration & Production



CANADA
Lake Ontario
Rochester
Buffalo
NY
Albany
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
KS
Topeka
Wichita
Amarillo
CA
El Paso
Dallas
TX
Bakersfield
Houston
Los Angeles
SENECA RESOURCES AREAS

Pipeline & Storage


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Gathering



CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility


CANADA
Lake Ontario
Rochester
NY
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA

Energy Marketing



CANADA
NY
Lake Ontario
Lake Erie
Rochester
Syracuse
Buffalo
Albany
Binghamton
Erie
PA
Pittsburgh
Harrisburg
New York
NFR SERVICE AREA